Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of November 3, 2017, by and among Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company (“IEA”) and each of M III Sponsor I LLC, a Delaware limited liability company and M III Sponsor I LP, a Delaware limited partnership (each a “Shareholder” and, together, the “Shareholders”).

RECITALS

A.           Concurrently with the execution and delivery of this Agreement, IEA Energy Services LLC, a Delaware limited liability company (“IES”), M III Acquisition Corp., a Delaware corporation (the “Buyer”), Wind Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer (“Merger Sub I”), Wind Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Buyer (“Merger Sub II LLC”), IEA, Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership, solely in its capacity as the representative of IEA, and, solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, the Shareholders, are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) pursuant to which, among other things, the Buyer, Merger Sub I, Merger Sub II LLC and IES will enter into a business combination transaction pursuant to which Merger Sub I will merge with and into IES (the “First Merger”), with IES as the surviving entity (the “First Surviving LLC”), and then immediately after the First Merger and as a part of an integrated plan, the First Surviving LLC will merge with and into Merger Sub II LLC (the “Second Merger,” and together with the First Merger, the “Mergers”), with Merger Sub II LLC as the surviving entity.

B.           The Shareholders agree to enter into this Agreement with respect to (a) all common stock, par value $0.0001 per share, of Buyer (the “Buyer Common Stock”) that the Shareholders own, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record, (b) any security convertible or exchangeable into Buyer Common Stock (together with Buyer Common Stock, the “Subject Securities”), and (c) any additional shares of Subject Securities that such Shareholders may hereinafter acquire.

C.           The Shareholders are the beneficial or record owners, and have either sole or shared voting power over, such number of shares of Subject Securities as are indicated opposite each of their names on Schedule A attached hereto.

D.           As a condition and inducement to IEA’s willingness to enter into the Merger Agreement, IEA desires that the Shareholders agree, and the Shareholders are willing to agree, on terms and conditions set forth herein, not to Transfer (as defined below) any of their Subject Securities, and to vote all of their shares of Subject Securities in a manner so as to facilitate consummation of the Mergers.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall have been terminated validly in accordance with its terms.

“Transfer” shall mean any direct or indirect offer, sale, assignment, Encumbrance, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, Encumbrance, disposition, loan or other transfer (by operation of Law or otherwise), of any Subject Securities or interest in any Subject Securities, excluding, for the avoidance of doubt, entry into this Agreement and the Merger Agreement.

2.           Agreement to Retain the Subject Securities.

2.1           No Transfer of Subject Securities. From the date hereof until the Expiration Time, the Shareholders agree, with respect to any Subject Securities currently or hereinafter beneficially owned or owned of record by the Shareholders, not to (a) Transfer any such Subject Securities or (b) deposit any such Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Securities or grant any proxy or power of attorney with respect thereto; provided that any Shareholder may Transfer any such Subject Securities to any Affiliate of such Shareholder if the transferee of such Subject Securities evidences in a writing reasonably satisfactory to IEA such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Shareholder.

2.2           Additional Purchases. Each Shareholder agrees that any Subject Securities that such Shareholder purchases or otherwise hereinafter acquires or with respect to which such Shareholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time (the “New Subject Securities”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Subject Securities set forth on Schedule A attached hereto.

2.3           Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Securities, including New Subject Securities, in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio.

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3.           Agreement to Vote and Approve; No Redemption. Each Shareholder irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Time (the “Voting Period”), at any meeting of the shareholders of the Buyer or any adjournment thereof, or in connection with any action by written consent of the shareholders of the Buyer, such Shareholder shall: (a) appear at each such meeting or otherwise cause all Subject Securities, including New Subject Securities, beneficially owned or owned of record by such Shareholder to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, the Subject Securities, including New Subject Securities, beneficially owned or owned of record by such Shareholder, (i) in favor of the approval of (A) the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated thereby, (B) the issuance of the Buyer Common Shares and the Buyer Preferred Shares to IEA in accordance with the terms of the Merger Agreement, (C) the election of directors effective as of the Closing, including the directors to which IEA or an Affiliate thereof is entitled to designate pursuant to the Investor Rights Agreement, (D) the amendment and restatement of the Buyer Charter in the form of the A&R Buyer Charter, (E) the adoption of the Certificate of Designation, (F) any proposal to adjourn a meeting to solicit additional proxies in favor of the foregoing, and (G) any other proposals necessary or desirable to consummate the Mergers and the other transactions contemplated by the Merger Agreement or the Ancillary Agreements (collectively, the “Transaction Proposals”), (ii) against any Business Combination with any Person other than with IES, and (iii) against any action that would be a breach of Buyer’s representations, warranties, covenants or agreements in the Merger Agreement. For the avoidance of doubt, each Shareholder shall retain at all times the right to vote any Subject Securities, including New Subject Securities, beneficially owned or owned of record by such Shareholder in such Shareholder’s sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Section 3 that are at any time or from time to time presented for consideration to Buyer’s shareholders. Each Shareholder irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Time, such Shareholder shall not elect to cause the Buyer to redeem any Subject Securities beneficially owned or owned of record by such Shareholder in connection with the Transaction Proposals.

4.           Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants to IEA as follows:

4.1           Authority; Binding Obligation. Such Shareholder has all requisite organizational power and authority to execute, deliver and perform this Agreement. The execution by such Shareholder of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all required limited liability company or limited partnership, as applicable, action on the part of such Shareholder, and no other proceedings on the part of such Shareholder are required to authorize this Agreement or to perform such Shareholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder and assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties thereto, constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by the Equitable Exceptions.

4.2           Ownership of the Subject Securities. As of the date hereof, such Shareholder (a) is the beneficial or record owner of the shares of Subject Securities indicated on Schedule A hereto opposite such Shareholder’s name, free and clear of any and all Encumbrances, other than those created by this Agreement or as disclosed on Schedule A, and (b) has sole voting power over all of the shares of Subject Securities beneficially owned or owned of record by such Shareholder. As of the date hereof, such Shareholder does not own, beneficially or of record, any capital stock or other securities of the Buyer other than the shares of Subject Securities set forth on Schedule A opposite the Shareholder’s name. As of the date hereof, such Shareholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other securities of the Buyer except as set forth on Schedule A opposite such Shareholder’s name.

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4.3           No Inconsistent Agreement. As of the date hereof, except for that certain letter agreement, dated July 7, 2016, between Buyer, the Shareholders, Cantor Fitzgerald & Co., Mohsin Y. Meghji, Osbert Hood, Philip Marber, Suleman E. Lunat, Brian Griffith and Andrew L. Farkas with respect to certain shares of Buyer Common Stock held by each of them, such Shareholder (a) has not entered into any voting agreement, voting trust or similar agreement (other than this Agreement) with respect to any of the Subject Securities indicated on Schedule A hereto opposite such Shareholder’s name, (b) has not granted a proxy, consent or power of attorney with respect to any such Subject Securities, and (c) has not taken any action that would reasonably be expected to constitute a breach hereof, make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing any of its obligations under this Agreement.

4.4           No Defaults or Conflicts. Neither the execution and delivery of this Agreement, or the performance by such Shareholder of its obligations hereunder (a) results in any violation of the applicable organizational documents of such Shareholder, (b) conflicts with, or results in a breach of any of the terms or provisions of, or constitutes a default under any material agreement or instrument to which such Shareholder is a party or by which it is bound or to which the Subject Securities owned of record or beneficially by such Shareholder is subject; or (c) violates any existing applicable Law, judgment, order or decree of any Governmental Authority having jurisdiction over such Shareholder or the Subject Securities owned of record or beneficially by such Shareholder.

4.5           No Governmental or other Authorization Required; Consents. Except for filings with the SEC under the Exchange Act and such other reports under, and such other compliance with, the Exchange Act as may be required in connection with this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person will be required to be obtained or made by such Shareholder in connection with the due execution, delivery and performance by such Shareholder of this Agreement.

4.6           Litigation. As of the date of this Agreement, there are no Actions pending or, to the knowledge of such Shareholder, threatened against such Shareholder, before any Governmental Authority that would prevent, impair or delay such Shareholder from performing its obligations hereunder.

5.           Representations and Warranties of IEA. IEA hereby represents and warrants to each Shareholder as follows:

5.1           Authority; Binding Obligation. IEA has all requisite organizational power and authority to execute, deliver and perform this Agreement. The execution by IEA of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all required limited liability company action on the part of IEA, and no other proceedings on the part of IEA are required to authorize this Agreement or to perform IEA’s obligations hereunder. This Agreement has been duly executed and delivered by IEA and assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties thereto, constitutes the legal, valid and binding obligation of IEA enforceable against IEA in accordance with its terms, except to the extent that the enforceability thereof may be limited by the Equitable Exceptions.

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5.2           No Defaults or Conflicts. Neither the execution and delivery of this Agreement or the performance by IEA of its obligations hereunder (a) results in any violation of the applicable organizational documents of IEA, (b) conflicts with, or results in a breach of any of the terms or provisions of, or constitutes a default under any material agreement or instrument to which IEA is a party, or (c) violates any existing applicable Law, judgment, order or decree of any Governmental Authority having jurisdiction over IEA.

6.           Exclusivity. During the period from the date of the Merger Agreement to the Expiration Time, no Shareholder shall take, nor shall any Shareholder permit any of their respective Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence or continue due diligence with respect to, any Person concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any Business Combination Proposal other than with IES, IEA and their respective Affiliates and Representatives. Each Shareholder shall, and each shall cause its respective Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal. During the period from the date of the Merger Agreement to the earlier of the Closing Date and the termination of the Merger Agreement in accordance with Article 10 thereto, if any Shareholder or any of their respective Affiliates or any of their respective Representatives receives any inquiry or proposal with respect to a Business Combination Proposal, then such Shareholder shall promptly (and in no event later than 24 hours after such Shareholder becomes aware of such inquiry or proposal) advise IEA orally and in writing of such inquiry or proposal (including the identity of the Person making such inquiry or submitting such proposal, and the terms thereof) and shall not respond to any such inquiry or proposal.

7.           Termination. This Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time; provided, however, that the provisions of Section 12 shall survive any termination of this Agreement. Notwithstanding anything else contained herein, such termination shall not relieve any party from liability for any breach of this Agreement by the party prior to such termination.

8.           Notice of Certain Events.

8.1           Notices to IEA. Each Shareholder shall notify IEA promptly of (a) any fact, event or circumstance that has caused, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of such Shareholder under this Agreement, or (b) the receipt by such Shareholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this Section 8.1 shall not limit or otherwise affect the remedies available to IEA.

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8.2           Notices to Shareholders. IEA shall notify each Shareholder promptly of (a) any fact, event or circumstance that has caused, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of IEA under this Agreement, or (b) the receipt by IEA of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this Section 8.2 shall not limit or otherwise affect the remedies available to each Shareholder.

9.           Capacity; Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, but without limitation of any obligations under the Merger Agreement, (a) each Shareholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of shares of Subject Securities and not, if applicable, in such Shareholder’s (or any Affiliate of such Shareholder’s) capacity as an officer or director of the Buyer, and (b) nothing herein will be construed to limit or affect any action or inaction by any Shareholder or any representative of any Shareholder, as applicable, serving on the board of directors of the Buyer or any Subsidiary or as an officer or fiduciary of the Buyer or any Subsidiary of the Buyer acting in such Person’s capacity as a director, officer, employee or fiduciary of the Buyer or any Subsidiary of the Buyer.

10.          No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between each Shareholder and IEA and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

11.          No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in IEA any direct or indirect ownership or incidence of ownership of or with respect to any Shareholder’s shares of Subject Securities. All rights, ownership and economic benefits of and relating to any such Shareholder’s shares of Subject Securities shall remain vested in and belong to such Shareholder. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including with IEA, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable law.

12.          Miscellaneous.

12.1         Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the obligations contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the obligations contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

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12.2         Binding Effect and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement. Any purported assignment in violation of this Section 12.2 shall be void.

12.3         Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

12.4         Specific Performance; Injunctive Relief. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

12.5         Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given and made if (a) in writing and served by personal delivery upon the party for whom it is intended, (b) delivered by facsimile or electronic mail with receipt confirmed (including by receipt of confirmatory electronic mail from recipient), or (c) delivered by certified mail, registered mail, courier service, return-receipt received to the party at the address set forth below, with copies sent to the Persons indicated:

(a)	if to IEA, to

Infrastructure and Energy Alternatives, LLC
c/o GFI Energy Group of Oaktree Capital Management, L.P.

11611 San Vicente Boulevard, Suite 710

Los Angeles, CA 90049

Attention: Ian Schapiro

   Peter Jonna

Fax: (310) 442-0540

Email: ischapiro@oaktreecapital.com

    pjonna@oaktreecapital.com

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas

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New York, New York 10019-6064
Attention: Kenneth M. Schneider

   Ellen N. Ching

Facsimile: (212) 757-3990

Email: kschneider@paulweiss.com

   eching@paulweiss.com

(b)	if to any Shareholder, to

c/o M-III Partners, L.P.
3 Columbus Circle
New York, New York 10019
Attention: Mohsin Y. Meghji
Facsimile: (212) 531-4532

Email: mmeghji@miiipartners.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention: Richard J. Campbell, P.C.

   Carol Anne Huff
   Facsimile: (312) 862-2200

Email: richard.campbell@kirkland.com

    chuff@kirkland.com

- and -

M-III Partners, LP
3 Columbus Circle
New York, New York 10019
Attention: Charles Garner
Facsimile: (212) 531-4532

Email: cgarner@miiipartners.com

12.6         Governing Law and Jurisdiction. This Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

12.7         Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement may only be instituted in any state or federal court in the State of Delaware, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

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12.8         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.8.

12.9         Entire Agreement. This Agreement (including Schedule A attached hereto (which is deemed for all purposes to be part of this Agreement)) and the Merger Agreement contain all of the terms, conditions and representations and warranties agreed upon or made by the parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties or their Representatives, oral or written, respecting such subject matter.

12.10         Waiver. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing, and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

12.11         Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

12.12         Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

12.13         Interpretation. The parties have participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties thereto and no presumption of burden of proof shall arise favoring or burdening either party by virtue of the authorship of any provision in this Agreement.

12.14         Further Assurances. From the date hereof until the Expiration Time, , each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

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12.15         Expenses. Except as set forth in the Merger Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

IEA:

INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC

By:	/s/ John P. Roehm
Name: John. P. Roehm
Title: President

[Signature Page to Voting Agreement]

SHAREHOLDERS:

M III SPONSOR I LLC,

By:	Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Managing Member

M III SPONSOR I LP

By: M III Acquisition Partners I Corp.
Its: General Partner

By:	Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chief Executive Officer

[Signature Page to Voting Agreement]

SCHEDULE A

Name	Address for Notice	Common Stock	Warrants
M III Sponsor I LLC	c/o M-III Partners, 3 Columbus Circle, 15th Floor, New York, New York, 10019	3,777,475	290,000
M III Sponsor I LP	c/o M-III Partners, 3 Columbus Circle, 15th Floor, New York, New York, 10019	272,525	50,000
TOTAL		4,050,000	340,000